Workstream Inc. Announces Fourth Quarter and Fiscal 2005 Year-End Results

Ottawa, ON, July 20, 2005 - Workstream Inc. (NASDAQ - WSTM), a provider of On-Demand Enterprise Workforce Management software, today announced its fourth quarter and fiscal 2005 year-end results for the period ended May 31, 2005. All figures are in U.S. dollars.


Total revenue for the fourth quarter was $7,076,899 compared to $4,557,522 in the prior year's period, an increase of $2,519,377 or 55%. EBITDA for the fourth quarter of fiscal 2005 was $(3,757,200), or $(0.08) per share, compared to an EBITDA of $158,683, or $0.01 per share in the previous year. The Company's net loss for the quarter ended May 31, 2005 was $6,246,924 or $(0.13) per share compared to a net loss of $908,148 or $(0.03) in last year's comparable quarter. The results of operations for the fourth quarter were significantly impacted by unusually large professional fees, Sarbanes Oxley implementation and offshore development resources, inefficiencies related to some large fixed-fee contracts acquired during the year and an increase in marketing expenditures and compensation.


Total revenue for the fiscal year 2005 was $26,818,587 compared to fiscal year 2004 revenue of $17,166,880, an increase of 56%. The Company had EBITDA of $(7,391,417) or $(0.17) per share compared to EBITDA of $965,912 or $0.04 per share for fiscal year 2004. The net loss for fiscal year 2005 was $15,158,975 or $(0.35) per share compared to a net loss of $5,536,899 or $(0.22) per share for fiscal year 2004. The increase in the net loss is primarily attributable to several acquisitions made since the beginning of last year. These resulted in significant increases in intangible asset amortization, the operational absorption of entities which all had pre-acquisition losses and the organization of the Company's development resources around the TalentCenter vision.


Commenting on the results, Michael Mullarkey, Chairman and Chief Executive Officer said, "Our team successfully achieved three major milestones in 2005. We completed the build out of our TalentCenter Product Suite, providing an end-to-end Enterprise Workforce Management software solution. We also increased our customer base and added covered employee lives.
Lastly, we rounded out our senior management team for our next phase of growth."


Mullarkey went on to add that, "Our investments earlier this year are starting to show results. We have addressed many of the challenges that we faced in the last few quarters that forced us to spend considerable time and money. Workstream now enters fiscal year 2006 with a broad product offering, strong customer base and the financial and management resources to achieve our long-term goals. Workstream will continue to invest in innovative products for our customers, increase our focus on our Workstream TalentCenter product suite and efficiently manage our cash resources."

2005 Fiscal Year Highlights:


The following highlights were announced or occurred since Workstream Inc.'s last annual earnings statement:


      Financial Milestones

      o     56% year over year revenue growth over fiscal 2004.

      o     55% quarter over quarter revenue growth over prior year.

      o Raised $25 million with institutional and other accredited investors.


      Company Acquisitions

      o During the first quarter, Workstream acquired Bravanta, Inc. a provider of Enterprise Incentive Management software solutions.

      o During the second quarter the Company acquired the assets of HRSoft, LLC, a provider of Workforce Planning software.

      o During the third quarter Workstream acquired the assets of ProAct Technologies, a provider of Enterprise Benefits software.


      Customer Activity

      o New customers announced include Reader's Digest, Mervyns, Children's Healthcare, Halton Healthcare, MyFamily.com and Mercedes-Benz.

      o Companies who renewed or upgraded their service that were previously announced include Cendant, Dupont, Tektronix and Nordstrom.


Management will host a conference call today at 9:00 a.m. EST. The dial in number to participate in the call is 800-387-6216 for North American participants and 800-7664-7664 for those outside of North America. The instant replay number for the call will be available until July 27, 2005 by calling 800-408-3053 access code 3158691.


EBITDA and EBITDA per share are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation amortization and non-recurring goodwill impairment. Included, following the financial statements, is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

About Workstream Inc.
Workstream provides On-Demand Enterprise Workforce Management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Rewards and Transition. Access to TalentCenter is offered on a monthly subscription basis under an On-Demand software delivery model to help companies build high performing workforces, while controlling costs. With nine offices across North America, Workstream services over 400 customers including Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


For more information contact:


Investor Relations:
Tammie Brown
Workstream Inc.
Tel:  877-327-8483 ext. 263
Email:  tammie.brown@workstreaminc.com

                                 WORKSTREAM INC.
                 Statement of Operations and Net Loss per Share


                                             QUARTER ENDING                   YEAR ENDING
                                      ----------------------------    ----------------------------
                                      MAY 31, 2005    MAY 31, 2004    MAY 31, 2005    MAY 31, 2004
REVENUE                               $  7,076,899    $  4,557,522    $ 26,818,587    $ 17,166,880

Cost of Revenues                         1,778,127         397,743       7,013,980       1,586,989
                                      ------------    ------------    ------------    ------------
     GROSS PROFIT                        5,298,772       4,159,779      19,804,607      15,579,891
                                      ------------    ------------    ------------    ------------

Selling and Marketing                    2,033,455       1,211,603       7,210,996       4,362,292
General and Administrative               6,100,587       2,724,023      17,837,777       9,798,440
Research and Development                   921,930          65,470       2,147,251         453,247
Amortization and Depreciation            2,477,754       1,427,277       8,534,715       5,601,910
                                      ------------    ------------    ------------    ------------
                                        11,533,726       5,428,373      35,730,739      20,215,889
                                      ------------    ------------    ------------    ------------
     OPERATING LOSS                     (6,234,954)     (1,268,594)    (15,926,132)     (4,635,998)
                                      ------------    ------------    ------------    ------------

Interest and Other Income                   63,680           5,165         189,851          11,959
Interest and Other Expenses                (57,880)        (46,910)       (234,451)     (2,647,265)
                                      ------------    ------------    ------------    ------------
     LOSS BEFORE INCOME TAXES           (6,229,154)     (1,310,339)    (15,970,732)     (7,271,304)
                                      ------------    ------------    ------------    ------------

Recovery of deferred income taxes               --         470,697         847,920       1,789,235
Current income tax expense                 (17,770)        (68,506)        (36,163)        (54,830)
                                      ------------    ------------    ------------    ------------

     NET LOSS                         $ (6,246,924)   $   (908,148)   $(15,158,975)   $ (5,536,899)
                                      ============    ============    ============    ============

Weighted Average Shares Outstanding     48,824,747      29,038,713      43,461,514      25,036,056

     NET LOSS PER SHARE               $      (0.13)   $      (0.03)   $      (0.35)   $      (0.22)
                                      ============    ============    ============    ============

                                 WORKSTREAM INC.
                                  Balance Sheet



                                                 May 2005          May 2004
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                  $   11,811,611    $    4,338,466
   Restricted cash                                 3,063,368         2,760,259
   Short-term investments                            312,322           301,194
   Accounts receivable, net of allowance
        for doubtful accounts                      3,388,501         1,379,610
   Prepaid expenses and other assets                 669,692           753,379
                                              --------------    --------------
Total Current Assets                              19,245,494         9,532,908
                                              --------------    --------------

CAPITAL ASSETS                                     1,224,332         1,429,143
OTHER ASSETS                                          89,570            79,073
ACQUIRED INTANGIBLE ASSETS                        12,814,525         9,242,617
GOODWILL                                          42,283,442        28,598,706
                                              --------------    --------------

Total Assets                                  $   75,657,363    $   48,882,447
                                              ==============    ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and accrued liabilities   $    5,094,294    $    5,542,725
   Line of credit                                  2,326,612         1,972,218
   Current portion of long-term obligations        1,738,966           303,240
   Deferred revenue                                3,366,120         2,065,604
                                              --------------    --------------
Total Current Liabilities                         12,525,992         9,883,787
                                              --------------    --------------

DEFERRED INCOME TAX LIABILITY                              0           839,265
LONG-TERM OBLIGATIONS                                192,258           420,213
                                              --------------    --------------

Total Liabilities                                 12,718,250        11,143,265
                                              --------------    --------------

SHAREHOLDERS' EQUITY
CAPITAL STOCK
   Issued and outstanding, no par value
      common shares                              109,019,358        72,705,603
   Additional paid-in capital                      7,506,376         3,605,224
Accumulated other comprehensive loss                (928,303)       (1,072,302)
Accumulated deficit                              (52,658,318)      (37,499,343)
                                              --------------    --------------

Total Shareholders' Equity                        62,939,113        37,739,182
                                              --------------    --------------

Total Liabilities and Shareholders' Equity    $   75,657,363    $   48,882,447
                                              ==============    ==============

                             WORKSTREAM INC.
                         Statement of Cash Flows


                                                           YEAR ENDING
                                                 -----------------------------
                                                 MAY 31, 2005     MAY 31, 2004

Net Loss                                         $(15,158,975)   $ (5,536,899)
Amortization and depreciation                       8,494,615       5,572,366
Non-cash interest on debt                              53,746       2,318,444
Recovery of deferred income taxes                    (847,920)     (1,758,049)
Other                                                      --         642,130
Changes in working capital                         (1,481,524)     (1,164,772)
                                                 ------------    ------------
Operating Activities                               (8,940,058)         73,220
                                                 ------------    ------------

Cash paid in business acquisitions                 (8,838,592)       (416,385)
Capital expenditures                                 (339,499)       (228,408)
Other                                                 (92,452)     (1,722,135)
                                                 ------------    ------------
Investing Activities                               (9,270,543)     (2,366,928)
                                                 ------------    ------------

Proceeds from issuance of stock, net               24,089,938       7,577,770
Proceeds from exercise of options and warrants      2,383,703          39,997
Line of credit, net activity                          186,289       1,488,180
Debt / capital lease repayments                    (1,050,292)     (2,572,023)
                                                 ------------    ------------
Financing Activities                               25,609,638       6,533,924
                                                 ------------    ------------

Effect of exchange rate changes                        74,108        (156,923)

Increase (Decrease) in cash                         7,473,145       4,083,293
Cash at beginning of year                           4,338,466         255,173
                                                 ------------    ------------

Cash at End of Year                              $ 11,811,611    $  4,338,466
                                                 ============    ============

                                 WORKSTREAM INC.

  Reconciliation of Earnings or Loss before Interest, Taxes, Depreciation and
                             Amortization (EBITDA)


                                                 QUARTER ENDING                     YEAR ENDING
                                           ----------------------------    ----------------------------
                                           MAY 31, 2005    MAY 31, 2004    MAY 31, 2005    MAY 31, 2004
Net Loss                                   $ (6,246,924)   $   (908,148)   $(15,158,975)   $ (5,536,899)
Recovery of Deferred Income Taxes                    --        (470,697)       (847,920)     (1,789,235)
Other Income Tax Expense                         17,770          68,506          36,163          54,830
Interest and Other Expense                       57,880          46,910         234,451       2,647,265
Interest and Other Income                       (63,680)         (5,165)       (189,851)        (11,959)
Amortization and Depreciation                 2,477,754       1,427,277       8,534,715       5,601,910
                                           ------------    ------------    ------------    ------------

EBITDA (Loss)                              $ (3,757,200)   $    158,683    $ (7,391,417)   $    965,912
                                           ============    ============    ============    ============

Weighted Average Number of Common Shares     48,824,747      29,038,713      43,461,514      25,036,056
                                           ============    ============    ============    ============

EBITDA (Loss) per Share                    $      (0.08)   $       0.01    $      (0.17)   $       0.04
                                           ============    ============    ============    ============